Exhibit 3.1
                             RESTATED CERTIFICATE OF
                                INCORPORATION OF

                          RIPE TOUCH GREENHOUSES, INC.

                                   * * * * * *
                        Under Sections 242 and 245 of the
                General Corporation Law of the State of Delaware

                                   * * * * * *


     RIPE TOUCH GREENHOUSES, INC., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

     1. The name of the Corporation is RIPE TOUCH GREENHOUSES, INC. The date of filing of its original Certificate of Incorporation with the Secretary of State was October 26, 1995.

     2. This Restated Certificate of Incorporation restates and integrates and further amends the Certificate of Incorporation of this Corporation by amending previous Article FOURTH to increase the number of shares which the corporation shall have authority to issue from 5,000 shares of Common Stock of the par value of $.01 per share to 10,500,000 shares consisting of 10,000,000 shares of Common Stock of the par value of $.001 per share and 500,000 shares of Preferred Stock of the par value of $.01 per share. To effect the foregoing, the presently authorized and issued 5,000 shares of Common Stock, $.01 par value, are hereby changed into 3,000,000 shares of Common Stock with a par value of $.001 each in the ratio of 600 shares with a par value of $.001 per share for each share with a par value of $.01. The Certificate of Incorporation is further amended by adding Articles ELEVENTH to (a) provide for the removal of directors for cause and only by the stockholders, and (b) provide for classification of the Board of Directors; TWELFTH to provide for location of meetings of stockholders; THIRTEENTH to provide the rights to amend, alter, change or repeal provisions in

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the Certificate of Incorporation;  FOURTEENTH to deny the rights of stockholders to consent in writing in lieu of a meeting; FIFTEENTH to provide for the calling of special meetings of stockholders; SIXTEENTH to provide for the vote required for certain mergers or consolidations; and SEVENTEENTH to provide the vote required for amendments, alterations or repeal of certain provisions in the Certificate of Incorporation.

     3. The amendments and the restatement of the Certificate of Incorporation set forth herein were duly adopted by vote of the stockholders in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware.

     4. The Certificate of Incorporation of the Corporation is hereby restated to set forth its entire terms as follows:

     FIRST:    The name of the Corporation is:

                          RIPE TOUCH GREENHOUSES, INC.

     SECOND: The location of the registered office of the Corporation in the State of Delaware is at Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle. The name of the registered agent of the Corporation in the State of Delaware at such address upon whom process against the Corporation may be served is The Corporation Trust Company.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a Corporation may be organized under the General Corporation Law of the State of Delaware.

     FOURTH: The total number of shares of all classes of stock which the corporation shall have authority to issue is 10,500,000 shares. Of these (i) 10,000,000 shares shall be shares of Common Stock of the par value of $.001 per share; and (ii) 500,000 shares shall be shares of Preferred Stock of the par value of $.01 per share.

     Subject to the rights of any holders of Preferred Stock, the Common Stock shall be entitled to dividends out of funds legally available therefor, when, as and if declared and paid to the holders of Common Stock, and upon liquidation,

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dissolution or winding up of the Corporation,  to share ratably in the assets of the Corporation available for distribution to the holders of Common Stock. Except as otherwise provided herein or by law, the holders of the Common Stock shall have full voting rights and powers, and each share of Common Stock shall be entitled to one vote.

     The Preferred Stock may be issued from time to time in classes or series and shall have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions of the Board of Directors providing for the issuance of such stock.

     FIFTH:    The name and mailing address of the incorporator is as follows:

          Melinda O'Donnell       Blau, Kramer, Wactlar
                                   & Lieberman, P.C.
                                  100 Jericho Quadrangle
                                  Suite 225
                                  Jericho, New York  11753

      SIXTH: The Board of Directors of the Corporation shall expressly have the power and authorization to make, alter and repeal the By-Laws of the Corporation, subject to the reserved power of the stockholders to make, alter and repeal any By-Laws adopted by the Board of Directors. Unless and except to the extent required by the By-Laws of the Corporation, elections of directors need not be by written ballot.

      SEVENTH: Each person who at any time is or shall have been a director or officer of the Corporation and is threatened to be or is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is, or he or his testator or intestate was, a director, officer, employee or agent of the Corporation, or served at the request of the Corporation as a director, officer, employee, trustee or agent of another corporation, partnership, joint, venture, trust or other enterprise, shall be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any such threatened, pending or completed action, suit or proceeding to the full extent authorized under Section 145 of the General Corporation Law of the State of Delaware. The foregoing right of indemnification shall in no way be exclusive of any other rights of indemnification to which such director, officer, employee or agent may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors, or otherwise.

      EIGHTH: Any and all right, title, interest and claim in or to any dividends declared by the Corporation, whether in cash, stock, or otherwise, which are unclaimed by the stockholder entitled thereto for a period of six (6) years after the close of business on the payment date shall be and be deemed to

                                      -3-
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be extinguished and abandoned; such unclaimed dividends in the possession of the
Corporation, its transfer agents, or other agents or depositaries, shall at such time become the absolute property of the Corporation, free and clear of any and all claims for any person whatsoever.

      NINTH: Any and all directors of the Corporation shall not be liable to the Corporation or any stockholder thereof for monetary damages for breach of fiduciary duty as director except as otherwise required by law. No amendment to or repeal of this Article NINTH shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any act or omission of such director occurring prior to such amendment or repeal.

      TENTH: From time to time any of the provisions of this Certificate of Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by the Certificate of Incorporation are granted subject to the provisions of this Article TENTH.

      ELEVENTH: (a) The number of directors of the corporation shall be determined in the manner prescribed by the by-laws of this corporation. No director need be a stockholder of the corporation. Any director may be removed from office with cause at any time by the affirmative vote of stockholders of record holding a majority of the outstanding shares of stock of the corporation entitled to vote, given at a meeting of the stockholders called for that purpose.

                (b) The Board of Directors shall be divided into three (3) classes as nearly equal in number as possible, and no class shall include less than one (1) director. The terms of the office of the directors initially classified shall be as follows: that of Class I shall expire at the next annual meeting of shareholders to be held in 1996, Class II at the second annual meeting of shareholders to be held in 1997 and Class III at the third succeeding annual meeting of shareholders to be held in 1998. The foregoing notwithstanding, each director shall serve until his successor shall have been duly elected and qualified, unless he shall resign, become disqualified, disabled or shall otherwise be removed. Whenever a vacancy occurs on the Board of Directors, a majority of the remaining directors have the power to fill the vacancy by electing a successor director to fill that portion of the unexpired term resulting from the vacancy.

                (c) At each annual meeting of shareholders after such initial classification, directors chosen to succeed those whose terms then expire at such annual meeting shall be elected for a term of office expiring at the third succeeding annual meeting of shareholders after their election. When the number of directors is increased by the Board of Directors and any newly created directorships are filled by the Board of Directors, there shall be no classification of the additional directors until the next annual meeting of shareholders. Directors elected, whether by the Board of Directors or by the shareholders, to fill a vacancy, subject to the foregoing, shall hold office for a term expiring at the annual meeting at which the term of the Class to which they shall have been elected expires. Any newly created directorships or any decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as possible.

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      TWELFTH:  Meetings of stockholders may be held within or without the State of Delaware as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the corporation. Election of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

      THIRTEENTH: Subject to the provisions contained in Article SEVENTEENTH hereof, the corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

      FOURTEENTH: No action required to be taken or which may be taken at any annual or special meeting of stockholders of the corporation may be taken without a meeting, and the power of stockholders to consent in writing to the taking of any action is specifically denied.

      FIFTEENTH: Special meetings of stockholders may be called by the Chairman of the Board, President or Board of Directors or at the written request of stockholders owning at least sixty-six and two-thirds percent (66-2/3%)of the entire voting power of the corporation's capital stock.

      SIXTEENTH:  In the event that it is proposed  that the  corporation  enter into a merger or consolidation with any other corporation and such other corporation or its affiliates singly or in the aggregate own or control directly or indirectly fifteen (15%) percent or more of the outstanding voting power of the capital stock of this corporation, or that the corporation sell substantially all of its assets or business to such other corporation, the affirmative vote of the holders of not less than sixty-six and two-thirds (66-2/3%) percent of the total voting power of all outstanding shares of capital stock of this corporation shall be required for the approval of any such proposal; provided, however, that the foregoing shall not apply to any such merger, consolidation or sale of assets or business which was approved by resolutions of the Board of Directors of this corporation prior to the acquisition of the ownership or control of fifteen (15%) percent of the outstanding shares of this corporation by such other corporation or its affiliates, nor shall it apply to any such merger, consolidation or sale of assets or business between this corporation and another corporation, fifty (50%) percent or more of the total voting power of which is owned by this corporation. For the purposes hereof, an "affiliate" is any person (including a corporation, partnership, trust, estate or individual) who directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified; and "control" means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise.

      SEVENTEENTH: The provisions set forth in Articles ELEVENTH, FOURTEENTH, FIFTEENTH and SIXTEENTH above may not be altered, amended or repealed in any respect unless such alteration, amendment or repeal is approved by the

                                      -5-
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affirmative  vote of the  holders  of not less  than  sixty-six  and  two-thirds percent (66-2/3%) of the total voting power of all outstanding shares of capital stock of the corporation.

     IN WITNESS WHEREOF, said RIPE TOUCH GREENHOUSES, INC. has caused this Certificate to be signed by Stanley Abrams, its President this 25th day of July, 1996.

                                        RIPE TOUCH GREENHOUSES, INC.



                                        By:/s/Stanley Abrams
                                           --------------------------
                                           Stanley Abrams
                                           President